淄博宝凯商贸有限公司
Zibo Baokai Commerce and Trade Co., Ltd.

章程
Articles of Association

2010年7月     日

July       , 2010

目录

Table of Content

条款		页码

ARTICLE		PAGE

第一条	股东	1

ARTICLE 1	SHAREHOLDERS	1

第二条	合资经营公司	2

ARTICLE 2	THE JOINT VENTURE COMPANY	2

第三条	公司的经营范围	3

ARTICLE 3	BUSINESS SCOPE OF THE COMPANY	3

第四条	投资总额和注册资本	4

ARTICLE 4	TOTAL INVESTMENT AND REGISTERED CAPITAL	4

第五条	董事会	5

ARTICLE 5	BOARD OF DIRECTORS	5

第六条	监事	9

ARTICLE 6	SUPERVISOR	9

第七条	经营管理	11

ARTICLE 7	OPERATION AND MANAGEMENT	11

第八条	劳动管理	12

ARTICLE 8	LABOR MANAGEMENT	12

第九条	财务和会计	12

ARTICLE 9	FINANCIAL AFFAIRS AND ACCOUNTING	12

第十条	亏损承担和利润分配	14

ARTICLE 10	LOSS AND PROFIT DISTRIBUTION	14

第十一条	合营期限	15

ARTICLE 11	JOINT VENTURE TERM	15

第十二条	解散和清算	16

ARTICLE 12	DISSOLUTION AND LIQUIDATION	16

第十三条	其他规定	18

ARTICLE 13	MISCELLANEOUS PROVISIONS	18

公司章程
Articles of Association

根据中华人民共和国（中国）有关法律法规以及Sunsi Energies Hong Kong Limited（甲方）与宋宜华（乙方）于2010年7月2日在中国淄博签订的关于合资经营企业淄博宝凯商贸有限公司（公司）的合资经营合同（合资合同），制订本公司的章程（章程）。
This Articles of Association (AoA) is made in accordance with relevant laws and regulations of the People’s Republic of China (PRC) and the joint venture contract (JV Contract) of the joint venture company, Zibo Baokai Commerce and Trade Co., Ltd. (Company), entered into by and between Sunsi Energies Hong Kong Limited (Party A) and Song Yihua (Party B) on July 2nd,2010 in Zibo, the PRC.

第一条   股东
ARTICLE 1    SHAREHOLDERS

1.1	股东
Shareholders

本公司的股东是：
The shareholders of the Company are:

(a)	Sunsi Energies Hong Kong Limited，一家根据香港法律合法成立并有效存续的有限责任公司，其法定地址为香港中环康乐广场1号怡和大厦401室。
Sunsi Energies Hong Kong Limited, a private company with limited liability duly incorporated and validly existing under the laws of Hong Kong with its legal address at 401 Jardine House, 1 Connaught Place, Central, Hong Kong.

Sunsi Energies Hong Kong Limited的法定代表人：
Legal Representative of Sunsi Energies Hong Kong Limited:

姓名：Richard St-Julien

Name: Richard St-Julien

职务：总裁
Position: President

国籍：加拿大
Nationality: Canadian

(b)	宋宜华，一位中国籍的自然人，中国公民身份证号码：370303195504245450；住址为： 。
Song Yihua, a PRC individual whose PRC ID number is 370303195504245450 and residential address is at                                           .

姓名：宋宜华
Name: Song Yihua

国籍：中国
Nationality: PRC

第二条    合资经营公司
ARTICLE 2    THE JOINT VENTURE COMPANY

2.1	公司的组织形式、名称和地址；分支机构
Name and Address of the Company; Branches

(a)	公司的组织形式为有限责任公司。
The form of organization of the Company shall be a limited liability company.

(b)	公司的中文名称为“淄博宝凯商贸有限公司”，英文名称为“Zibo Baokai Commerce and Trade Co., Ltd.”。

The Chinese name of the Company shall be “淄博宝凯商贸有限公司”, and English name of the Company shall be “Zibo Baokai Commerce and Trade Co., Ltd.”

(c)	公司的法定地址为中国淄博市开发区四宝山办事处尚庄。
The Company’s legal address is at Shangzhuang Village, Sibaoshan Sub-District Office, Hi-Tech Zone, Zibo City, PRC.

(d)	经董事会批准和政府有关部门任何必需的批准，公司可在中国境内设立必要的分支机构。
The Company may establish necessary branch offices in PRC with the approval of its board of directors and any required approval from the relevant governmental authorities.

第三条   公司的经营范围
ARTICLE 3      BUSINESS SCOPE OF THE COMPANY

3.1	公司的经营范围
Business Scope of the Company

公司的经营范围是：化工产品及化工原料批发零售[氯、黄磷、氧氯化磷、易燃液体、易燃固体、自燃和遇湿易燃物品凭许可证经营（禁止储存），不含其它危险品和易制毒化学品经营]；铁矿石、铁精粉、五金交电、电子产品、阀门管件、家用电器、机电设备、电线电缆、通讯器材、仪器仪表、建筑材料、钢材、石材、木材、水泥、轴承、陶瓷、机械设备、办公家具、文体用品、酒店设备、化妆品、皮件制品、制冷设备、汽车摩托车配件、家具、日用百货销售（以上经营范围需审批和许可经营的凭审批手续和许可证经营）。

The Business Scope of the Company is: the wholesale and retail sale of chemical products, and industrial chemicals [the business of chlorine, yellow phosphorus, phosphorus oxychloride, flammable liquid, flammable solid, spontaneously combustible and dangerous when wet shall be conducted according to license (storey of such products are prohibited), and the business of other dangerous products and precursor chemicals are not included], sale of iron ore, iron ore concentrate, hardware and electrical appliance, electronic products, pipework and valve, household appliances, electromechanical equipment, electric wire and cable, telecommunication equipment, apparatus and meter, building material, steel products, stone material, wood, cement, bearing, pottery and porcelain, mechanical equipment, office appliances, stationery and sports requisites, hotel appliances, cosmetics, leather product, refrigeration, accessories for automobile or motorcycle, furniture, articles of daily use and so on. (The sale of relevant items within the business scope which is subject to relevant government approval and permit shall be conducted in accordance with such approval and permit procedure.)

第四条   投资总额和注册资本
ARTICLE 4   TOTAL INVESTMENT AND REGISTERED CAPITAL

4.1	投资总额
Total Investment

公司的投资总额为人民币二百万元(RMB2,000,000)。
The Company’s total amount of investment shall be Two Million RMB (RMB2,000,000).

4.2	注册资本
Registered Capital

公司的注册资本为人民币二百万元（RMB2,000,000）。
The Company’s registered capital shall be Two Million RMB (RMB2,000,000).

4.3	出资
Contribution to Capital

(a)	公司的注册资本已于股权转让前以现金形式足额缴付完毕。
The registered capital of the Company has been paid up in full by cash before the Equity Transfer.

(b)	在股权转让完成后，甲方完成的对公司目前的注册资本的出资额为人民币一百八十万元(RMB1,800,000)，占公司注册资本的百分之九十(90%)。

After the Equity Transfer, Party A’s contribution made to the current registered capital of the Company shall be One Million and Eight Hundred Thousand RMB (RMB1,800,000), representing ninety percent (90%) of the registered capital of the Company.

(c)	在股权转让完成后，乙方完成的对公司目前的注册资本的出资额为人民币二十万元(RMB200,000)，占公司注册资本的百分之十(10%)。
After the Equity Transfer, Party B’s contribution made to the current registered capital of the Company shall be Two Hundred Thousand RMB (RMB200,000), representing ten percent (10%) of the registered capital of the Company.

4.4	股权的转让
Transfer of Equity Interests

(a)	甲方可以以任何方式向任何第三方转让其在公司的全部或部分股权，但是乙方对甲方拟转让的全部或部分股权享有优先购买权，乙方应在收到甲方意图转让出资的通知之日起三十（30）日内书面通知甲方其有意行使优先购买权。
Party A may transfer all or part of its equity interests to any third party by any means, provided that Party B shall have a priority to such all or part of equity interest proposed to be transferred by Party A.  Party B shall notify Party A in writing for its intention to exercise its priority within thirty (30) days after receipt from Party A a notice of the proposed transfer.

(b)	乙方未经甲方书面事先同意，不得以任何方式向任何第三方转让其在公司的全部或部分股权。
Party B shall not transfer all or part of its equity interests to any third party by any means without Party A’s prior written confirmation.

第五条    董事会
ARTICLE 5  BOARD OF DIRECTORS

5.1	董事会的组成和会议的召开
Formation of the Board the Board Meeting

(a)	公司设立董事会，是公司的最高权力机构。公司在变更为中外合资经营企业后获发新的营业执照之日应被视为董事会成立之日。
The Company shall establish a board of directors (Board) which shall be the highest authority of the Company.  The date on which the Company obtains its new business license after being restructured into a joint venture shall be considered the date of establishment of the Board.

(b)	董事会由3名董事组成，其中甲方委派2名，乙方委派1名。在每一次委派董事时，各方应将其委派的董事的姓名书面通知另一方。
The Board shall consist of 3 directors, 2 of whom shall be appointed by Party A and 1 of whom shall be appointed by Party B.  At each time a director is appointed, each Party shall notify the other in writing of the names of its appointees.

(c)	董事的任期为三(3)年，经原委派方继续委派可以连任。如董事会席位因董事退休、辞职、生病、无行为能力或死亡或因原委派方免除该名董事的职务而出现空缺，则原委派方应委派一名继任者，在该名董事剩余的任期内继任董事。
Each director shall be appointed for a term of four (4) years and may serve consecutive terms if reappointed by the Party originally appointing him.  If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director, or by the removal of such director by the Party which originally appointed him, the Party which originally appointed him shall appoint a successor to serve out such director’s term.

(d)	甲方选择的一名董事任董事长，董事长是公司的法定代表人。
A director selected by Party A shall serve as the Chairman of the Board.  The Chairman of the Board shall be the legal representative of the Company.

(e)	董事会会议每年至少召开１次，由董事长负责召集并主持。董事长不能召集时，由董事长指定其他董事负责召集并主持董事会会议。经三分之一（1/3）以上（含本数）董事书面提议，可以由董事长召开董事会临时会议。

The Board shall have at least one (1) meeting each year.  The Chairman of the Board shall be responsible for convening and presiding over Board meetings.  If the Chairman of the Board is unable or fails to perform his duties, such duties shall be performed by a director appointed by the Chairman of the Board.  Upon the written request of one-third (1/3) or more of the directors of the Company, the Chairman of the Board may convene a special meeting of the Board.

(f)	董事会会议应当有不少于三分之二（2/3）（包含本数）的董事（即2名董事）亲自、通过电话或委托代表出席方能举行。董事不能亲自或通过电话出席的，可以出具委托书委托他人代表其出席和表决。
No less than two-thirds (2/3) (inclusive) of the directors (i.e. 2 directors) present in person, by telephone or by proxy, shall constitute the quorum which shall be necessary to convene the meeting of the Board.  If a director is unable to participate in a Board meeting in person or by telephone, he/she may issue a written proxy entrusting a representative to participate in the meeting on his behalf.

5.2	董事会的权力
Powers of the Board

(a)	下列事项只有经亲自、通过电话或委托代表出席正式组成和召开的董事会会议的全体董事一致通过方可作出决议：
The following matters shall be adopted by resolution at a duly constituted and convened meeting of the Board upon the unanimous affirmative vote of each director of the Board then in office, present at such meeting, whether in person, by telephone or by proxy:

(i)	公司章程的修改；
amendment of the Articles of Association;

(ii)	公司的中止、解散；
termination or dissolution of the Company;

(iii)	公司注册资本的增加、减少；及
increase or decrease in the registered capital of the Company; and

(iv)	公司的合并、分立。

merger or division of the Company.

(b)	下列事项应当由经亲自、通过电话或委托代表出席正式组成和召开的董事会会议的至少三分之二(2/3)（包含本数）当时在任的董事投票通过方可作出决议：
Approval of the following matters may be effected only by resolution at a duly constituted and convened meeting of the Board upon the affirmative vote of at least two-thirds (2/3) (inclusive) of the directors then in office, present at such meeting, whether in person, by telephone or by proxy:

(i)	变更公司经营范围；

change of the business scope of the Company;

(ii)	业务重心的重大变化；

material change in the business focus;

(iii)	销售政策的重大变化；

material change in the sales policies;

(iv)	任命总经理和副总经理；

appointment of the General Manager and Deputy General Managers;

(v)	批准除总经理以外，代表公司签署，公司为签署方的合同、支票、存款单和其他文件的人员；

approve the individuals other than the General Manager who may sign the contracts, checks, deposits and other documents to which the Company is a signatory;

(vi)	在经批准的年度预算方案之外向银行或其他金融机构贷款或获得融资和/或在公司固定资产上设定担保权益；

borrowing of loans or obtaining of financing from banks or other financial institutions and/or creation of security interests upon the Company’s fixed assets, in each case beyond the approved annual budget plans;

(vii)	发行公司债券；

issuance of the Company’s bonds;

(viii)	根据相关法律法规，合资合同或本章程的规定应当由董事会决议的事项；及

other matters need to be decided by the resolution of Board meeting according to relevant laws and regulations, the JV Contract or the AoA of the Company; and

(ix)	董事会认为应当由董事会决议的其他事项。

other matters that the board deems shall be decided by the resolution of Board meeting.

第六条   监事
ARTICLE 6  SUPERVISOR

6.1	监事的指定
Appointment of Supervisor

公司设一(1)名监事，由甲方任命。监事的任期为三(3)年，可以连任。如监事席位因监事退休、辞职、生病、无行为能力或死亡或因甲方免除该名监事的职务而出现空缺，则甲方应委派一名继任者，在该名监事剩余的任期内继任监事。监事不得兼任董事，也不得由总经理、副总经理或公司的其他高级管理人员出任。
The Company shall have one (1) supervisor, who shall be appointed by Party A.  The supervisor shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed.  If a seat of supervisor is vacated by the retirement, resignation, illness, disability or death of a supervisor, or by the removal of such supervisor by Party A, Party A shall appoint a successor to serve out such supervisor’s term.  No supervisor may concurrently serve as a director or be the General Manager, Deputy General Manager or other senior management personnel of the Company.

6.2	监事职权
Responsibilities of the Supervisor

监事行使下列职权：
The supervisors may exercise the following powers and responsibilities:

(a)	检查公司财务；

to examine the financial affairs of the Company;

(b)	对董事、高级管理人员执行公司职务的行为进行监督，对违反适用法律、章程或董事会决议的董事或高级管理人员提出免职的建议；

to supervise the performance by the directors and senior management personnel of their duties and obligations to the Company, and put forward proposals for the removal of any of the directors or the senior management personnel who violates any applicable laws, the Articles of Association or any resolution of the Board;

(c)	要求任何董事或高级管理人员纠正其损害公司利益的行为；

to require any of the directors or senior management personnel to make corrections with respect to their acts which harm the interest of the Company;

(d)	提议召开临时董事会，在董事长不按照适用法律和章程规定的召集和主持董事会时召集和主持董事会会议；

to propose to call interim meetings of the Board, to convene and preside over meetings of the Board when the Chairman of the Board does not convene and preside over such meetings as provided in the applicable laws and the Articles of Association;

(e)	向董事会会议提出提案；及

to make proposals to the meetings of the Board of Directors; and

(f)	根据适用法律的有关规定对董事或高级管理人员提起诉讼。

to commence actions against the directors or senior management personnel in accordance with the relevant provisions of any applicable laws.

第七条   经营管理
ARTICLE 7 OPERATION AND MANAGEMENT

7.1	管理机构
Management Organization

(a)	公司设总经理一(1)人、副总经理两(2)人。总经理应由甲方提名，并根据第5.2(b)条的规定通过董事会决议任命，任期三(3)年，可以连任。如果总经理因被撤职、退休、辞职、生病、无行为能力或死亡而无法履行职责，继任者应按原先的方式进行提名和任命。
The Company shall have one (1) General Manager and two (2) Deputy General Managers.  The General Manager shall be nominated by Party A and appointed by the Board pursuant to a resolution in accordance with Article 5.2(b).  The General Manager shall serve for a term of three (3) years, and may serve for consecutive terms.  If the General Manager is unable to perform his/her responsibilities due to remove, retirement, resignation, illness, disability or death, a successor shall be nominated and appointed in the same manner as the original appointment.

(b)	副总经理由甲乙双方各自提名一名，并根据第5.2(b)条的规定通过董事会决议任命，任期三(3)年，可以连任。如果副总经理因被撤职、退休、辞职、生病、无行为能力或死亡而无法履行职责，继任者应按原先的方式进行提名和任命
Each Party shall nominate one Deputy General Manager who shall be appointed by the Board pursuant to a resolution in accordance with Article 5.2(b).  The Deputy General Managers shall serve for a term of three (3) years, and may serve for consecutive terms.  If a Deputy General Manager is unable to perform his/her responsibilities due to remove, retirement, resignation, illness, disability or death, a successor shall be nominated and appointed in the same manner as the original appointment.

7.2	总经理的职责和权力
Responsibilities and Powers of the General Manager

公司实行董事会领导下的总经理负责制。总经理应当执行董事会的决议。公司为签署一方的所有合同、支票、存款单和其他文件应由总经理或董事会根据第5.2(b)条批准的其他人代表公司签署。

The Company shall implement a system wherein the General Manager shall be responsible for the daily operations of the Company under the leadership of the Board.  The General Manager shall carry out the resolution of the Board meeting.  All contracts, checks, deposits and other documents to which the Company is a signatory shall be signed on behalf of the Company by the General Manager or other individuals as approved by the Board according to Article 5.2(b).

第八条  劳动管理
ARTICLE 8  LABOR MANAGEMENT

8.1	指导原则
Governing Principle

有关公司员工招收、招聘、辞退、辞职、工资、福利等事宜，应按照公司与员工之间依法订立的合同执行。
Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the employees of the Company shall be handled in accordance with the contracts entered into between the Company and employees pursuant to the law.

第九条  财务和会计
ARTICLE 9    FINANCIAL AFFAIRS AND ACCOUNTING

9.1	会计制度
Accounting System

(a)	公司应按照财政部颁布的《中华人民共和国企业会计制度》和补充规定制定公司的会计制度和程序。
The Company shall adopt an accounting system and procedures in accordance with the Enterprise Accounting System of the People’s Republic of China and supplementary stipulations promulgated by the Ministry of Finance.

(b)	公司应采用人民币为记帐本位货币。经甲方要求，某些数据应另外以美元记帐。

The books of account of the Company shall be kept in RMB.  At the request of Party A, certain data shall be additionally recorded in US Dollars.

(c)	公司应当准备中文和英文的季度和年度的财务报表。该等报表应至少包括下列各项：资产负债表、损益表、成本报表、现金流量表和外国资金报表。该等报表应按适用法律的有关规定提交各方和有关政府部门。
The Company shall prepare quarterly and annual financial statements in Chinese and English.  These statements shall include at least the following: balance sheet, profit and loss statement, cost statement, cash flow statement and foreign funds statement.  These statements shall be provided to each Party and to the relevant government authorities as required by applicable laws.

9.2	审计
Auditing

(a)	公司应当聘请一个双方同意的独立的审计公司为其审计年度财务报表，并由董事会根据本章程第5.2(b)条的规定聘任。公司应当在财政年度结束后三(3)个月内向双方各提交一份年度最终财务报表(包括经审计后的财务年度损益表和资产负债表)以及该独立审计公司出具的审计报告。
An independent auditing firm mutually agreed upon by the Parties shall be engaged by the Company to audit its annual financial statements and shall be appointed by the Board in accordance with Article 5.2(b) hereof.  The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and balance sheet for the fiscal year) within three (3) months after the end of the fiscal year, together with the audit report of such independent auditing firm.

(b)	各方有权对任何会计年度内的某个会计项目或事宜进行专项审计。公司应在需要进行该专项审计前十(10)日获得书面通知。公司应当对该等审计予以配合。
Each Party shall have the right to conduct a specific audit of a particular accounting item or matter for any fiscal year.  The Company shall be notified in writing of any requirement for such a specific audit ten (10) days in advance.  The Company shall cooperate with such specific audit.

9.3	会计年度
Fiscal Year

公司的会计年度采用日历年制，自一月一日起至当年十二月三十一日止。但是，公司的第一个会计年度应从公司成立并获发营业执照日期起至当年十二月三十一日止。
The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year, except that the first fiscal year of the Company shall commence on the date when the Company is established and granted a business license and shall end on the immediately succeeding December 31.

第十条   亏损承担和利润分配
ARTICLE 10  LOSS AND PROFIT DISTRIBUTION

10.1	原则
Principle

甲乙双方应按其各自的出资额在公司注册资本中所占的比例分享公司的利润并以各自的出资额为限分担公司的风险和亏损。
The profits of the Company shall be shared by Party A and Party B in proportion to their respective contributions to the Company’s registered capital while the risks and losses of the Company shared by the Parties shall be limited to their respective contributions to the Company’s registered capital.

10.2	利润分配
Profit Distribution

(a)	公司缴纳所得税后，董事会将确定应从税后净利提取储备基金、企业发展基金和职工奖励及福利基金的金额。
After the payment of income tax by the Company, the Board will determine the respective amounts of allocation to the reserve fund, the enterprise expansion fund, and the bonus and welfare fund for the employees and staff members of the Company from the after-tax net profits.

(b)	除非董事会按第五条另行决定，否则董事会应每年一次按甲方和乙方各自在注册资本中所占的比例向甲方和乙方分配该年度公司全部税后净利(扣除上述(a)款所述提取的三项基金后)。
The Board shall once each year distribute all of the after-tax net profits of the Company for that year (after the deduction of the allocations to the three funds referred to in paragraph (a) above) to Party A and to Party B in proportion to their respective shares in the registered capital, unless the Board shall decide otherwise in accordance with Article 5.

(c)	如果公司以前年度有累积亏损净额，本年度的利润应首先用于弥补该等亏损。以前年度的赤字未弥补前不得分配利润。公司留存及以前年度结转的利润可并入本年度可分配的利润分配或在本年度赤字弥补后分配。
If the Company has a cumulative net loss from the previous years, the profit of the current year shall first be used to cover such deficit. No profit shall be distributed until the deficit from the previous years is made up. Any profit retained by the Company and carried over from the previous years may be distributed together with the distributable profit of the current year, or after the deficit of the current year is made up therefrom.

第十一条      合营期限
ARTICLE 11 JOINT VENTURE TERM

11.1	合营期限
Joint Venture Term

公司作为合营企业的合营期限(合营期限)为二十(20)年，自工商局首次签发新的作为中外合资经营企业的公司的营业执照的日期起计算。
The term of the Company as a joint venture (Joint Venture Term) shall be twenty (20) years, commencing on the date of first issuance of the new business license to the Company as a joint venture by the AIC.

11.2	延长合营期限
Extension of Joint Venture Term

如果董事会一致同意延长合营期限，则在合营期限届满前至少六(6)个月，公司应向有关审批机构申请。合营期限须经有关审批机构批准方可延长。
If the Board unanimously approves the extension of the Joint Venture Term, the Company shall apply to relevant examination and approval authority no less than six (6) months prior to the expiration of the Joint Venture Term.  The Joint Venture Term may be extended only upon approval of relevant examination and approval authority.

第十二条   解散和清算
ARTICLE 12 DISSOLUTION AND LIQUIDATION

12.1	解散
Dissolution

(a)       本公司应于合营期限届满时终止。
The Company shall terminate upon the expiration of the Joint Venture Term.

(b)	甲方可以提前六十（60）日书面通知乙方在合营期限届满前解散本公司。
Party A may dissolve the Company prior to the expiration of the Joint Venture Term by a sixty (60) days prior written notice to Party B.

12.2	清算
Liquidation

(a)	如果(1)本公司按本章程第12.1条解散，或(2)公司发生任何适用法律和/或合资合同规定的公司解散事由(解散事由)，则董事会应在终止或解散事由发生之日起三十(30)日内成立清算组(清算组)。
In the event that (1) the Company is dissolved pursuant to Article 12.1 hereof, or (2) any event of dissolution of the Company provided for in any applicable laws and/or the JV Contract occurs (Dissolution Event), then the Board shall, within thirty (30) days from the date of occurrence of the Dissolution Event, set up a liquidation committee (Liquidation Committee).

(b)	清算组成员应为三(3)人，由公司董事组成。董事长为清算委员会主席。原则上，清算委员会应一致同意决定所有事项。如果不能达成一致同意，则该等事项应由清算委员会主席决定。
The Liquidation Committee shall be composed of three (3) members who shall be the directors of the Company.  The chairman of the Board shall be the chairman of the Liquidation Committee.  In principle, the Liquidation Committee shall resolve all issues by consensus.  In the event that consensus cannot be reached, matters shall be decided by the chairman of the Liquidation Committee.

(c)	清算委员会在清理公司财产、编制资产负债表和财产清单后应制定清算方案。
The Liquidation Committee shall develop a liquidation plan after thoroughly examining the properties of the Company and preparing a balance sheet and property checklist.

(d)	公司财产在分别支付清算费用、员工工资、社会保险费用和法定补偿金，缴纳所欠税款，清偿公司债务后的剩余财产应按甲方和乙方各自对公司注册资本的出资比例分配。
After paying off the liquidation expenses, wages of employees, social insurance premiums and legal indemnities, outstanding taxes and debts of the Company, the remaining properties of the Company shall be paid over to Party A and Party B in proportion to their respective contributions to the registered capital of the Company.

(e)	公司清算结束后，清算委员会应当制作清算报告。清算报告在经有适当资质的会计师认可后应报甲方和乙方确认。清算委员会应将经甲方和乙方确认后的清算报告提交给审批机构，并向工商行政管理机关申请注销公司登记，缴销公司的营业执照及办完注销公司登记的其他一切手续。

On completion of the liquidation of the Company, the Liquidation Committee shall prepare a liquidation report, which shall be submitted to and confirmed by the Parties after having been approved by a duly qualified accountant.  The Liquidation Committee shall submit the liquidation report confirmed by the Parties to the Examination and Approval Authority, apply to the AIC for nullifying the Company’s registration, hand in the Company’s business license and complete all other formalities for nullifying the Company’s registration.

第十三条   其他规定
ARTICLE 13 MISCELLANEOUS PROVISIONS

13.1	公司信息
Company Information

甲方有权自公司处随时获取任何其需要的资料和信息。公司应无条件和无偿地向甲方提供上述资料和信息。
Party A is entitled to obtain from the Company, from time to time, any materials or information it needs.  The Company shall provide Party A with such materials and information unconditionally and without any charge.

13.2	效力和修改
Effect and Amendment

本章程经审批机构批准之日起生效。本章程只有经甲方和乙方签署书面文件并经审批机构批准后方可修改。如本章程和合资合同有任何冲突，以合资合同为准。
This AoA shall be effective upon approval by relevant examination and approval authority.  The AoA can be amended only written agreement between Party A and Party B and upon approval of relevant examination and approval authority.  In case of any discrepancy between the AoA and JV Contract, the JV Contract shall prevail.

13.3	文字和文本
Language and Copies

本章程以中英文制作，两种语言的文本具有同等效力。若两种语言版本之间有任何冲突，以中文为准。章程正本一式八(8)份，双方各持二（2）份，其余四（4）份由公司留存用于审批登记和存档之用。

This AoA is made in the English and Chinese, and both language versions shall have equal legal force and effect.  In case of any discrepancy between the two language versions, the Chinese version shall prevail.  The AoA is executed in eight (8) originals.  Each Party shall hold two (2) originals and the remaining four (4) originals shall be kept by the Company for the uses of approval, registration and filing.

股东签字：
Signature of the Shareholders:

Sunsi Energies Hong Kong Limited	宋宜华

签署：	签署：
Signature:	Signature:

姓名：Richard St-Julien
Name: Richard St-Julien

职务：President
Position: President